UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2022

HOUR LOOP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41204	47-2869399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8201 164th Ave NE #200, Redmond, WA 98052-7615

(Address of principal executive offices)

(206) 385-0488 ext. 100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HOUR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2022, Rahul Ratan, Chief Financial Officer of Hour Loop, Inc. (the “Company”), advised the Company’s Board of Directors (the “Board”) that, for personal reasons, he resigned as Chief Financial Officer, effective March 29, 2022. The Board will commence a search for a replacement. In the meantime, the Board has appointed Sam Lai, the Company’s Chairman of the Board and Chief Executive Officer, to serve as Interim Chief Financial Officer, principal financial officer and principal accounting officer. Mr. Ratan will continue to provide consulting services to the Company during a transition period to be determined by the Company and Mr. Ratan.

Mr. Lai, age 39, has served as our Chief Executive Officer and been a member of our Board of Directors since June 2013 and our Chairman of Board since April 2021. He is a seasoned software engineer who has designed and built software and code from the ground up at Hour Loop, Inc., Amazon.com, Inc., UnifiedEdge, Inc., Kits, and Applied Research Labs for the past 18 years. From December 2009 through June 2017, Mr. Lai served as a Software Development Engineer for Amazon.com, Inc. From March 2009 through December 2009, he served as a Senior Java Developer at UnifiedEdge, Inc. From February 2007 through March 2009, Mr. Lai served as a Senior Java Developer at Kits. From September 2005 through February 2007, he served as a Software Development Engineer for Amazon.com, Inc. From March 2003 through January 2004, Mr. Lai served as a Research Engineer Scientist Assistant at Applied Research Labs. Mr. Lai graduated with a Bachelor Degree in Computer Science from University of Texas at Austin in 2003 and a Masters Degree in Computer Science from University of California, San Diego in 2004. Mr. Lai does not hold, and has not previously held, any directorships in any reporting companies.

Mr. Lai and Maggie Yu, our Senior Vice President and member of our Board of Directors, are married. Together, Mr. Lai and Ms. Yu beneficially own 33,300,000 shares of the Company’s common stock, representing 100% of the voting power of the Company’s outstanding common stock, with each of Mr. Lai and Ms. Yu beneficially holding 33,300,000 shares of the Company’s common stock, as each of them is deemed to indirectly beneficially own the other’s 16,650,000 shares.

On May 27, 2021, the Company entered into an Executive Employment Agreement with Mr. Lai. His agreement provides that he will serve as the Chief Executive Officer of the Company. The agreement has a three-year term, which automatically extends for additional terms of one year each unless either the Company or Mr. Lai provides notice to the other party of his desire to not so renew term. The employment agreement is “at will,” meaning that either Mr. Lai or the Company may terminate Mr. Lai’s employment at any time and for any reason, subject to certain payments and other actions as set forth below.

Mr. Lai’s agreement provides for an annual base salary of $500,000. The base salary may be subject to annual adjustments as determined in the discretion of the Board. Pursuant to his agreement, on December 31, 2021, Mr. Lai was also entitled to receive a guaranteed bonus of $50,000, subject to the agreement being in effect at that time. Additionally, Mr. Lai is entitled to receive a guaranteed bonus of $100,000 on December 31, 2022, subject to the agreement being in effect at that time.

Mr. Lai’s agreement provides that, for the Company’s 2021 fiscal year, (1) if the net profits of the Company for the 2021 fiscal year equal at least 175% of the net profits of the Company for the 2020 fiscal year, excluding any costs of the Company related to the IPO, in each case as determined by the Board, Mr. Lai is entitled to receive a bonus of 50% of the base salary as in effect as of the last business day of the 2021 fiscal year; and (2) if the net profits of the Company for the 2021 fiscal year equals at least 200% of the net profits of the Company for the 2020 fiscal year, excluding any costs of the Company related to the IPO, in each case as determined by the Board, Mr. Lai is entitled to receive an additional bonus of 50% of the Base Salary as in effect as of the last business day of the 2021 fiscal year.

On January 20, 2022, the Company entered into Addendum No. 1 to Mr. Lai’s agreement, pursuant to which Mr. Lai’s 2022 bonus targets and payments were set as follows:

●	If the Company grows its net profits (excluding taxes) to at least $7,000,000 during the 2022 fiscal year, Mr. Lai will receive a bonus equal to 50% of base salary.
●	If the Company grows its net profits (excluding taxes) to at least $8,500,000 during the 2022 fiscal year, Mr. Lai will receive a bonus equal to 100% of base salary.

The satisfaction of the above conditions will be determined following the end of the 2022 fiscal year. For the avoidance of doubt, only one of the above bonus amounts, if at all, will be payable.

Mr. Lai’s agreement provides that if, at the Company’s request, Mr. Lai attends any trade shows, events, or meetings which are independent of the executive’s responsibility under the agreement, the Company will pay the executive $1,000 in cash per full day for such attendance or $500 in cash for a half day.

Mr. Lai’s agreement also provides that at the end of each calendar quarter during the term, the Company will issue to Mr. Lai a number of shares of common stock having a fair market value of $3,000 as of such date (with any partial quarter being pro-rated). The market value of the shares is determined as follows: (a) if the common stock is then listed for trading on the OTC Markets or a United States national securities exchange (as applicable, the “Trading Market”), the daily volume weighted average closing price of the common stock during the 20 trading day period immediately prior to the calculation date, (b) if the common stock is not then listed or quoted for trading on a Trading Market, and if prices for the common stock are then reported in the “Pink Sheets” published by OTC Markets Group, Inc., the most recent bid price per share of the common stock so reported, or (c) in all other cases, the fair market value of a share of common stock as is determined in good faith by the Board, without the involvement of the executive if the executive is then serving on the Board, after taking into consideration factors it deems appropriate. A “Trading Day” is any day on which the Trading Market is generally open for business and on which the common stock is then traded.

Notwithstanding the foregoing, the shares issuable to Mr. Lai with respect to the period from the execution of his agreement to December 31, 2021 will be determined, and will be issued, on January 3, 2022, based on the market value as determined on December 31, 2021.

Pursuant to the terms of Mr. Lai’s employment agreement, the last business day prior to the commencement of the Company’s first firm-commitment underwritten initial public offering of common stock pursuant to a registration statement filed under the Securities Act (the “IPO”), which condition will be satisfied by the Company’s 2022 IPO, and subject to the applicable agreement not having expired or having been terminated as of such time, the Company will issue to the applicable executive an option to acquire 25,000 shares of common stock. The option will vest in four equal annual installments, subject to earlier acceleration and forfeiture as set forth below and in the employment agreement and in the option agreement, if and when signed. The exercise price per share will be equal to the offering price per share of common stock in the IPO.

The agreement provides that Mr. Lai will be entitled to fringe benefits consistent with the practices of the Company, and to the extent the Company provides similar benefits to the Company’s executive officers; that the Company will reimburse Mr. Lai for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred in connection with the performance of his duties; that he is entitled to a number of vacation days as generally provided to other executive officers of the Company from time to time; and that he is, together with his spouse and legal dependents, entitled to participate equally in the health, dental and other benefit plans, which are available to senior managers of the Company.

The agreement provides for different results and payments on termination, based on whether the agreement was terminated by the Company with or without “Cause”, or by the applicable executive with or without “Good Reason”.

For purposes of the agreement, “Cause” means any of the following:

●	a violation of any material written rule or policy of the Company for which violation any employee may be terminated pursuant to the written policies of the Company reasonably applicable to an executive employee;
●	misconduct by the executive to the material detriment of the Company;
●	the executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

●	the executive’s gross negligence in the performance of their duties and responsibilities to the Company as described in the applicable agreement; or
●	the executive’s material failure to perform their duties and responsibilities to the Company as described in the agreement (other than any such failure resulting from the their incapacity due to physical or mental illness or any such failure subsequent to the executive being delivered a notice of termination without Cause by the Company or delivering a notice of termination for Good Reason to the Company), in either case after written notice from the Board, which specifies the nature of such material failure and the executive’s failure to cure such material failure within 10 days following receipt of such notice.

For purposes of the agreement, “Good Reason” means any of the following:

●	a material diminution by the Company of compensation and benefits (taken as a whole) provided to the executive;
●	a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;
●	the relocation of the executive’s principal executive office to a location more than 50 miles further from the executive’s principal executive office immediately prior to such relocation; or
●	a material breach by the Company of any of the terms and conditions of the applicable employment agreement which the Company fails to correct within 10 days after the Company receives written notice from the executive of such violation.

In the event that the Company terminates the agreement for “Cause”, or Mr. Lai terminates his agreement without “Good Reason”, then the Company will pay to Mr. Lai any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses, will issue to Mr. Lai the shares as described above (i.e., the $3,000 of value of shares per calendar quarter) which have accrued as of such date; and any unvested portion of any equity granted to Mr. Lai will be forfeited.

In the event that the Company terminates the agreement without “Cause”, or the applicable executive terminates their agreement for “Good Reason”, in addition to the payments and issuances above, the Company will pay to the applicable executive, in one lump sum, an amount equal to the base salary that they would have been paid for the remainder of the initial 3-year term (if such termination occurs during that initial term) or the one year renewal term (if such termination occurs during a renewal term), as applicable, and any equity grant already made to the executive shall, to the extent not already vested, be deemed automatically vested.

Pursuant to his agreement, in the event of Mr. Lai’s death or total disability, the applicable agreement will terminate on the date of death or total disability and the Company will shall pay to the applicable executive (or their estate) any unpaid base salary and benefits then owed or accrued and any unreimbursed expenses for which the Company has agreed to reimburse the applicable executive, plus a pro-rata bonus for the year of termination based on the executive’s target bonus for such year and the portion of such year in which the executive was employed through the date of such termination; and any unvested portion of any equity granted to the applicable executive will be forfeited as of the termination date.

If it is determined that any payment or benefit provided to Mr. Lai under his agreement would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), the Company will pay to the applicable executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, will be equal to the Excise Tax due on the payment and any interest and penalties in respect of such Excise Tax. For purposes of determining the amount of the Gross-Up Payment, the executive will be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the applicable executive’s residence (or, if greater, the state and locality in which the executive is required to file a nonresident income tax return with respect to the payment) in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.

As a result of the uncertainty in the application of sections 4999 and 280G of the Code, it is possible that the Gross-Up Payments either will have been made which should not have been made, or will not have been made which should have been made, by the Company (an “Excess Gross-Up Payment” or a “Gross-Up Underpayment,” respectively). If it is established pursuant to (A) a final determination of a court for which all appeals have been taken and finally resolved or the time for all appeals has expired, or (B) an Internal Revenue Service (the “IRS”) proceeding which has been finally and conclusively resolved, that an Excess Gross-Up Payment has been made, such Excess Gross-Up Payment shall be deemed for all purposes to be a loan to the executive made on the date the executive received the Excess Gross-Up Payment and the executive shall repay the Excess Gross-Up Payment to the Company either (i) on demand, if the executive is in possession of the Excess Gross-Up Payment or (ii) upon the refund of such Excess Gross-Up Payment to the executive from the IRS, if the IRS is in possession of such Excess Gross-Up Payment, together with interest on the Excess Gross-Up Payment at (X) 120% of the applicable federal rate (as defined in Section 1274(d) of the Code) compounded semi-annually for any period during which the executive held such Excess Gross-Up Payment and (Y) the interest rate paid to the executive by the IRS in respect of any period during which the IRS held such Excess Gross-Up Payment. If a Gross-Up Underpayment occurs as determined under one or more of the following circumstances: (I) such determination is made by the Company (which shall include the position taken by the Company, together with its consolidated group, on its federal income tax return) or is made by the IRS, (II) such determination is made by a court, or (III) such determination is made upon the resolution to the executive’s satisfaction of the Dispute, then the Company shall pay an amount equal to the Gross-Up Underpayment to the executive within ten calendar days of such determination or resolution, together with interest on such amount at 120% of the applicable federal rate compounded semi-annually from the date such amount should have been paid to the executive pursuant to the terms of his or her employment agreement or otherwise, but for the operation of Section 4(c) of the employment agreement, until the date of payment.

The agreement also contains a non-solicitation provision, wherein the executive agrees that, during the term of his agreement and for three years thereafter, the executive will not, directly or indirectly solicit or discuss with any employee of Company the employment of such Company employee by any other commercial enterprise other than Company, nor recruit, attempt to recruit, hire or attempt to hire any such Company employee on behalf of any commercial enterprise other than Company, provided that this provision will not prohibit the executive from undertaking a general recruitment advertisement provided that it is not targeted towards any person identified above, or from hiring, employing or engaging any such person who responds to that general recruitment advertisement.

The employment agreement also provides that, during the term, the executive will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the executive’s position with the Company in any capacity, in an amount not less than the highest amount available to any other executive, and that such coverage and protections, with respect to the various liabilities as to which the executive has been customarily indemnified prior to termination of employment, will continue for at least six years following the end of the applicable term.

The employment agreement contains customary representations and warranties by the parties, a provision for resolution of disputes by arbitration, customary confidentiality provisions, customary provisions relating to the Company’s ownership of intellectual property created by the executive, and other customary miscellaneous provisions.

The above description of Mr. Lai’s employment agreement is qualified in its entirety by reference to the complete text of the agreement, filed as Exhibit 10.1 to the Company’s registration statement on Form S-1 filed with the Securities and Exchange Commission on October 28, 2021 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Employment Agreement, dated May 27, 2021, by and between Hour Loop, Inc. and Sam Lai (incorporated by reference to Exhibit 10.1 to the registrant’s registration statement on Form S-1 (File No. 333-260540) filed with the Securities and Exchange Commission on October 28, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUR LOOP, INC.

Dated: March 29, 2022	By:	/s/ Sam Lai
	Name:	Sam Lai
	Title:	Chief Executive Officer and Interim Chief Financial Officer